EXHIBIT 99.2

Quarterly Supplemental Information
June 30, 2017

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 49 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. The Company has restated certain GAAP basis data included herein for prior periods to reflect an accounting treatment change which allocates a portion of recorded goodwill to each asset disposition that occurred between December 1, 2010 and September 30, 2016 in accordance with Accounting Standard Codification 350 (ASC 350; relating to business combinations). During that particular period of time, building dispositions were considered dispositions of businesses according to ASC 350, and, therefore, a portion of the Company's total goodwill has been allocated to the sale of each business. This change has no impact on net income reported for 2017. Furthermore, these non-cash adjustments do not impact current nor previously reported non-GAAP measures, including FFO, Core FFO, AFFO, and Same Store NOI, nor do they affect the Company's financial guidance for 2017.

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 39. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations to include other adjustments that may affect its operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties in select sub-markets located primarily within eight major U.S. office markets. Its geographically-diversified, over $5 billion portfolio is comprised of approximately 20 million square feet. The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	With Pro Forma Adjustments for	As of
	June 30, 2017	the Sale of Two Independence Square	December 31, 2016
Number of consolidated office properties (1)	67		65
Rentable square footage (in thousands) (1)	19,450		18,885
Percent leased (2)	91.0%		91.9%
Capitalization (in thousands):
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$2,061,132		$2,029,582
Equity market capitalization (3)	$3,066,926		$3,036,870
Total market capitalization (3)	$5,128,058		$5,066,452
Total debt / Total market capitalization (3)	40.2%	approximately 36% (4)	40.1%
Average net debt to Core EBITDA	6.0 x	mid 5x's (estimated) (4)	6.4 x
Total debt / Total gross assets	38.2%	approximately 34% (4)	37.4%
Common stock data:
High closing price during quarter	$22.47		$21.53
Low closing price during quarter	$20.68		$18.62
Closing price of common stock at period end	$21.08		$20.91
Weighted average fully diluted shares outstanding during quarter (in thousands)	145,813		145,764
Shares of common stock issued and outstanding at period end (in thousands)	145,490		145,235
Annual dividend per share (5)	$0.84		$0.84
Rating / Outlook
Standard & Poor's	BBB / Stable		BBB / Stable
Moody's	Baa2 / Stable		Baa2 / Stable
Employees	138		137

(1)
As of June 30, 2017, our consolidated office portfolio consisted of 67 properties, exclusive of our equity interest in one property owned through an unconsolidated joint venture. As of December 31, 2016, our consolidated office portfolio excluded two properties under development, one property that was out of service for redevelopment, and one unconsolidated joint venture property. The development and redevelopment properties were placed in service on January 1, 2017. There were no acquisitions or dispositions of office properties completed during the first quarter of 2017. During the second quarter of 2017, we sold Sarasota Commerce Center II, a 149,000 square foot office building located in Sarasota, FL.

(2)
Calculated as square footage associated with commenced leases plus square footage associated with executed but uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties. This measure presented as of December 31, 2016, has been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 300,900 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 260,900 square foot office property located in Arlington, VA. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)
On July 5, 2017, Piedmont completed the sale of Two Independence Square located in Washington, DC. Figure represents the impact on this measure on a pro forma basis of the sale of Two Independence Square. Please refer to page 48 for additional details regarding the sale of Two Independence Square and its impact on various metrics for the Company.

(5)	Total of the per share dividends declared over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	C. Brent Smith	Edward H. Guilbert, III
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Investment Officer and Executive	Senior Vice President, Finance and
and Director	Vice President	Vice President, Northeast Region	Treasurer - Investor Relations Contact

Christopher A. Kollme	Laura P. Moon	Joseph H. Pangburn	Thomas R. Prescott
Executive Vice President,	Chief Accounting Officer and	Executive Vice President,	Executive Vice President,
Finance & Strategy	Senior Vice President	Southwest Region	Midwest Region

Carroll A. Reddic, IV	George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Real Estate Operations and Assistant	Southeast Region	Mid-Atlantic Region and
Secretary		Head of Development

Board of Directors

Frank C. McDowell	Dale H. Taysom	Kelly H. Barrett	Wesley E. Cantrell
Director, Chairman of the	Director and Vice Chairman of the	Director	Director and Chairman of
Board of Directors and Chairman	Board of Directors		Governance Committee
of Compensation Committee

Barbara B. Lang	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
	and Director	Audit Committee	Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of June 30, 2017

Financial Results (1)

Net income attributable to Piedmont for the quarter ended June 30, 2017 was $23.7 million, or $0.16 per share (diluted), compared to $72.3 million, or $0.50 per share (diluted), for the same quarter in 2016. Net income attributable to Piedmont for the six months ended June 30, 2017 was $38.8 million, or $0.27 per share (diluted), compared to $82.7 million, or $0.57 per share (diluted) for the same period in 2016. The decrease in net income attributable to Piedmont during the three months and the six months ended June 30, 2017 when compared to the same periods in 2016 was principally due to the net effect of gains and losses related to disposition transactions recorded during the respective periods. The larger amount of gains on the sale of real estate in 2016 was attributable to the sale of three Southern California assets for which the Company recorded gains of approximately $73.8 million during the second quarter of 2016.

Funds from operations (FFO) for the quarter ended June 30, 2017 was $66.5 million, or $0.46 per share (diluted), compared to $58.3 million, or $0.40 per share (diluted), for the same quarter in 2016. FFO for the six months ended June 30, 2017 was $132.7 million, or $0.91 per share (diluted), compared to $118.1 million, or $0.81 per share (diluted), for the same period in 2016. The increase in FFO for the three months and the six months ended June 30, 2017 when compared to the same periods in 2016 was primarily due to an increase in average occupancy largely attributable to the commencement of a portion of the 2.8 million square feet of leases executed since the beginning of 2016, along with a larger amount of FFO contributed from properties acquired since the beginning of 2016 when compared to that given up from assets sold during the same time period.

Core funds from operations (Core FFO) for the quarter ended June 30, 2017 was $66.5 million, or $0.46 per share (diluted), compared to $58.3 million, or $0.40 per share (diluted), for the same quarter in 2016. Core FFO for the six months ended June 30, 2017 was $132.7 million, or $0.91 per share (diluted), compared to $118.1 million, or $0.81 per share (diluted), for the same period in 2016. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related expenses(2) and other significant non-recurring items. The increase in Core FFO for the three months and the six months ended June 30, 2017 as compared to the same periods in 2016 was primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended June 30, 2017 was $50.9 million, compared to $49.7 million for the same quarter in 2016. AFFO for the six months ended June 30, 2017 was $105.0 million, compared to $93.2 million for the same period in 2016. The increase in AFFO for the three months and the six months ended June 30, 2017 as compared to the same periods in 2016 was primarily due to the items described above for changes in FFO and Core FFO, partially offset by the deduction of a greater amount of straight line rent adjustments and, for the three months ended June 30, 2017, an increase in non-incremental capital expenditures.

Operations and Leasing

On a square footage leased basis, our total in-service office portfolio was 91.0% leased as of June 30, 2017, as compared to 91.5% in the prior quarter and 91.4% a year earlier. On a same store basis, the office portfolio leased percentage increased to 93.4% as of June 30, 2017 from 92.9% a year earlier. Please refer to page 27 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 6.7 years(3) as of June 30, 2017 as compared to 6.9 years at December 31, 2016.

During the three months ended June 30, 2017, the Company completed 361,922 square feet of total leasing. Of the total leasing activity during the quarter, we signed new tenant leases for 191,486 square feet and renewal leases for 170,436 square feet. During the six months ended June 30, 2017, we completed 755,588 square feet of leasing for our consolidated office properties, consisting of 344,577 square feet of new tenant leases and 411,011 square feet of renewal leases. The average committed tenant improvement cost per square foot per year of lease term for new tenant leases signed at our consolidated office properties during the six months ended June 30, 2017 was $4.50 and the same measure for renewal leases was $2.02, resulting in a weighted average of $3.53 for all leasing activity completed during the period (see page 33).

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of these non-GAAP financial measures, and pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Piedmont early adopted the revised FASB standard on the accounting treatment of Business Combinations, which results in certain real asset transactions falling outside the scope of the standard. The result is that, in many cases, acquisition costs will be capitalized, and, therefore, will not be included in net income. In such cases, there will be no add-back of acquisition expenses to Core FFO. This revised standard is applied to transactions occurring after October 1, 2016.

(3)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of June 30, 2017) is weighted based on Annualized Lease Revenue, as defined on page 39.

During the three months ended June 30, 2017, we executed nine leases greater than 10,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
CSAA Insurance Services, Inc.	Desert Canyon 300	Phoenix, AZ	51,862	2018	New
NAI Brannen Goddard, LLC	Glenridge Highlands One	Atlanta, GA	28,392	2023	Renewal
Caris Life Sciences, LLC	750 West John Carpenter Freeway	Irving, TX	27,188	2028	New
United States of America (Office of the Comptroller of the Currency)	400 Virginia Avenue	Washington, DC	21,042	2022	Renewal
Covey Park Energy, LLC	One Lincoln Park	Dallas, TX	19,407	2022	Renewal / Expansion
Veterans United Home Loans	Las Colinas Corporate Center II	Irving, TX	18,847	2023	Renewal / Expansion
R-T Specialty, LLC	500 West Monroe Street	Chicago, IL	11,034	2029	Expansion
Bell Sports, Inc.	Las Colinas Corporate Center I	Irving, TX	10,972	2022	New
Heygood, Orr & Pearson	Las Colinas Corporate Center II	Irving, TX	10,416	2024	New

At the end of the second quarter of 2017, there were four tenants whose leases individually contributed greater than 1% in net Annualized Lease Revenue expiring during the eighteen month period including and following June 30, 2017. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Towers Watson	Arlington Gateway	Arlington, VA	123,286	1.0%	Q2 2017	The tenant vacated the space subsequent to quarter end in accordance with its June 30, 2017 lease expiration date. The space is actively being marketed for lease.
National Park Service	1201 Eye Street	Washington, DC	117,813	1.2%	Q3 2017
Of the 174,274 square feet currently leased to the National Park Service, 56,461 square feet have been leased to the International Food Policy Research Institute under its 101,937 square foot lease executed in 2015, leaving 117,813 square feet to be leased. The remaining available space is actively being marketed for lease.

Gallagher	Two Pierce Place	Itasca, IL	286,892	1.5%	Q1 2018
Of the 306,890 square feet currently leased to Gallagher, approximately 20,000 square feet have been leased to CivilTech Engineering under its lease executed in 2016. The remaining available space is actively being marketed for lease.

Goldman Sachs	6011 & 6031 Connection Drive	Irving, TX	234,772	1.1%	Q1 2018	The tenant will vacate upon lease expiration. The space is actively being marketed for lease.

Future Lease Commencements and Abatements

As of June 30, 2017, our overall leased percentage was 91.0% and our economic leased percentage was 84.4%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to 238,477 square feet of leases as of June 30, 2017, or 1.2% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1,317,524 square feet of leases as of June 30, 2017, or a 5.4% impact to leased percentage on an economic basis).

The gap between reported leased percentage and economic leased percentage is anticipated to fluctuate over time as i) new leases are signed for vacant spaces and/or ii) abatements associated with existing or newly executed leases commence and expire (see page 8 for more detail on existing large leases with abatements). As presented on page 8, abatements related to large leases comprising nearly 510,000 square feet will expire by the end of the third quarter of 2017.

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 22,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases many months in advance of their anticipated lease commencement dates. Presented below is a schedule (1) of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
CSAA Insurance Services, Inc.	Desert Canyon 300	Phoenix, AZ	51,862	Not Vacant	Q3 2017	New
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	Vacant	Q1 2018	New
International Food Policy Research Institute (2)	1201 Eye Street	Washington, DC	56,461	Not Vacant	Q2 2018	New
salesforce.com (formerly Demandware, Inc.)	5 Wall Street	Burlington, MA	127,408	Not Vacant	Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
Children's Hospital Los Angeles	800 North Brand Boulevard	Glendale, CA	50,285	Not Vacant	Q2 2021	New

(1)
The schedule is not specifically intended to provide details about the current population of executed but not commenced leases; it does, however, provide details for all uncommenced leases that are greater than 50,000 square feet in size and not renewals, whether or not the spaces for which the leases were signed are vacant.

(2)
The first phase of the lease, which consists of 45,476 square feet of previously vacant space, commenced in the second quarter of 2017. The second phase, consisting of 56,461 square feet of currently occupied space, will commence in the second quarter of 2018.

Many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. The Company's current cash net operating income and AFFO are being negatively impacted, therefore, by the large number of recently commenced new leases. Presented below are two schedules related to abatements. The first is a schedule of leases with abatements of 50,000 square feet or greater that expired during the second quarter of 2017, and the second is a schedule of leases with abatements of 50,000 square feet or greater that are either currently under abatement or will be so within the next twelve months.

Abatements Expired During Quarter

Tenant	Property	Property Location	Abated Square Feet	Abatement Schedule	Lease Expiration
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	December 2015 through May 2017 (total leased square feet: 85,183)	Q4 2030
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	July 2016 through June 2017 (total leased square feet: 204,053(1) )	Q2 2028
RaceTrac Petroleum, Inc.	Galleria 200	Atlanta, GA	114,850	October 2016 through June 2017 (total leased square feet: 133,707)	Q3 2032
Continental Casualty Company	500 TownPark	Lake Mary, FL	106,420	January through May 2017	Q4 2029
Akerman LLP	CNL Center II	Orlando, FL	55,212	January through June 2017	Q3 2027

Current / Future Abatements

Tenant	Property	Property Location	Abated Square Feet	Remaining Abatement Schedule	Lease Expiration
Nuance Communications, Inc.	One Wayside Road	Burlington, MA	200,605	April through August 2017	Q1 2030
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	87,786	June 2017 through May 2018	Q2 2028
Convergys Customer Management Group	5601 Hiatus Road	Tamarac, FL	50,000	June through August 2017	Q3 2024
RaceTrac Petroleum, Inc.	Galleria 200	Atlanta, GA	133,707	July 2017 through May 2018	Q3 2032
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2017	Q3 2019
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	78,088	October through December 2017 (78,088 square feet); October through December 2018 (61,642 square feet); November and December 2019 (61,642 square feet)	Q4 2029
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2018	Q1 2026
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	March 2018 through February 2019	Q1 2028
International Food Policy Research Institute	1201 Eye Street	Washington, DC	101,937	May 2018 through April 2019	Q2 2029

Financing and Capital Activity

Among Piedmont's stated objectives for 2017 is to be a net seller of assets by harvesting capital through the disposition of non-core assets and assets in which the Company believes values have been maximized, and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and/or

•	repurchase Company stock when market conditions allow.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
On June 16, 2017, Piedmont completed the sale of Sarasota Commerce Center II, a three-story, 92% leased, 149,000 square foot office building located in Sarasota, FL, for $23.5 million, or approximately $158 per square foot. The sale marks the Company's exit from the Sarasota, FL market. The Company recorded a $6.5 million gain on the sale of the asset. Proceeds from the sale were used to reduce the balance of debt outstanding.

(1)	The tenant will not receive a rental abatement on the expansion space, which comprises the remaining 53,708 square feet under the lease.

Acquisitions
There were no acquisitions completed during the quarter ended June 30, 2017.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 37.

Development
On January 1, 2017, the following development and re-development properties were placed in service and are in lease-up phase:

•
500 TownPark, a 134,400 square foot, four-story office building that is well located within a master planned, mixed-use development in Lake Mary, FL, and leased predominantly to Continental Casualty Company;

•
3100 Clarendon Boulevard, a 260,900 square foot office property located in an amenity-rich area adjacent to the Clarendon Metrorail Station in Arlington, VA, which was upgraded to Class A after being occupied by a U.S. Government agency for over 15 years; and

•	Enclave Place, a 300,900 square foot office building located within a deed-restricted and architecturally-controlled office park in the Energy Corridor in Houston, TX.

The Company currently has no additional developments or re-developments underway. Additional detail on the Company's developable land parcels, all of which are adjacent to existing Piedmont properties, can be found on page 38.

Finance
As of June 30, 2017, our ratio of debt to total gross assets was 38.2% (which decreases to approximately 34% on a pro forma basis upon the pay down of the line of credit and the pay off on August 1, 2017 of a $140 million mortgage with proceeds from the sale of Two Independence Square which was completed on July 5, 2017; please see additional details under the Subsequent Events heading below and on page 48). This debt ratio is based on total principal amount outstanding for our various loans at June 30, 2017.
As of June 30, 2017, our average net debt to Core EBITDA ratio was 6.0 x (which decreases to the mid 5x's on a pro forma basis with the application of proceeds from the sale of Two Independence Square which was completed on July 5, 2017; please see additional details under the Subsequent Events heading below and on page 48), a decrease from 6.4 x at December 31, 2016.
Stock Repurchase Program
Since the Company's stock repurchase program was nearing the end of its authorization period, the Board of Directors of Piedmont renewed the program on May 2, 2017 by authorizing up to $250 million in share repurchases over the next two years. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Since the stock repurchase program began in December 2011, Piedmont has repurchased a total of 28.3 million shares at an average price of $17.17 per share, or approximately $486.4 million in aggregate (before the consideration of transaction costs). No common stock repurchases were made during the second quarter of 2017. As of quarter end, Board-approved capacity remaining for additional repurchases totaled $250 million under the stock repurchase program.

Dividend
On May 2, 2017, the Board of Directors of Piedmont declared a dividend for the second quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on May 26, 2017. The dividend was paid on June 16, 2017. The Company's dividend payout percentage (for dividends declared) for the six months ended June 30, 2017 was 46% of Core FFO and 58% of AFFO.

Subsequent Events

On July 5, 2017, Piedmont completed the sale of Two Independence Square, a nine-story, 100% leased, 606,000 square foot office building located in Washington, DC, for $359.6 million, or approximately $593 per square foot. Net proceeds from the transaction were approximately $352.1 million, after deducting closing costs and buyer credits. The sale of the asset allowed the Company to:

•	Enhance its balance sheet through the pay down of approximately $350 million of outstanding debt;

•	Decrease the concentration of its revenues, NOI and square footage in the Washington, DC market; and

•	Decrease its exposure to the non-strategic Southwest submarket in Washington, DC.
Please see page 48 for a presentation of key metrics at June 30, 2017 for Piedmont, with and without the sale of Two Independence Square and the related use of proceeds.

On July 5, 2017, Piedmont repaid the entire $210 million outstanding balance under the Company's revolving line of credit using a portion of the proceeds from the sale of Two Independence Square in Washington, DC.

On July 27, 2017, Piedmont sold 8560 Upland Drive, a 149,000 square foot, 100% leased, office and industrial flex property located in Englewood, CO, for approximately $17.6 million, or $118 per square foot. Piedmont owned a 72% joint venture interest in the property. Through the sale, Piedmont was able to:

•	exit the Denver, CO market;

•	monetize a non-strategic asset; and

•	dispose of its last remaining unconsolidated joint venture investment.

On August 1, 2017, Piedmont paid off a $140 million mortgage loan with a 5.76% interest rate collateralized by 1201 Eye Street and 1225 Eye Street, both located in Washington, DC. The loan had a November 1, 2017 maturity date, but was open to prepayment without yield maintenance fees approximately 3 months in advance of the stated maturity date. The Company paid off the loan at the earliest possible date within the open prepayment window with a portion of the proceeds from the sale of Two Independence Square in Washington, DC.

On August 1, 2017, the Board of Directors of Piedmont declared a dividend for the third quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on August 25, 2017. The dividend is expected to be paid on September 15, 2017.

Guidance for 2017

The following financial guidance for calendar year 2017 has been updated based upon completed capital transactions to date and management's current expectations.

	Low		High

Net Income	$172 million	to	$178 million
Add:
Depreciation	121 million	to	126 million
Amortization	73 million	to	78 million
Less:
Gain on Sale of Real Estate Assets	(115) million	to	(123) million
NAREIT Funds from Operations applicable to Common Stock and Core Funds From Operations	$251 million	to	$259 million
NAREIT Funds from Operations and Core Funds from Operations per diluted share	$1.72	to	$1.78 **

** There are numerous variables that influence the Company's 2017 guidance range. Two such items that could significantly impact the range are the amount and timing of potential capital markets activities. As the year progresses and more definitive information is obtained on those and other factors, the guidance range will be adjusted and/or narrowed as appropriate. Additional disclosures and/or revisions will be made when warranted.

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Assets:
Real estate, at cost:
Land assets	$614,934	$617,138	$617,138	$610,987	$603,530
Buildings and improvements	3,639,291	3,647,718	3,610,360	3,567,801	3,438,834
Buildings and improvements, accumulated depreciation	(896,964)	(881,861)	(856,254)	(845,590)	(835,964)
Intangible lease asset	179,540	205,061	208,847	194,493	167,702
Intangible lease asset, accumulated amortization	(94,551)	(113,129)	(109,152)	(102,137)	(95,908)
Construction in progress	15,651	19,165	34,814	35,075	25,172
Real estate assets held for sale, gross	314,258	314,258	314,258	314,258	417,357
Real estate assets held for sale, accumulated depreciation & amortization	(89,187)	(89,187)	(88,319)	(86,109)	(117,235)
Total real estate assets	3,682,972	3,719,163	3,731,692	3,688,778	3,603,488
Investments in and amounts due from unconsolidated joint ventures	7,762	7,654	7,360	7,351	7,413
Cash and cash equivalents	9,596	6,808	6,992	6,032	21,109
Tenant receivables, net of allowance for doubtful accounts	24,269	25,194	26,494	24,785	21,338
Straight line rent receivable	177,463	170,694	163,789	156,835	152,738
Escrow deposits and restricted cash	1,290	1,253	1,212	5,182	10,595
Prepaid expenses and other assets	29,454	20,993	23,201	28,356	29,386
Goodwill	98,918	98,918	98,918	98,918	99,278
Deferred lease costs, less accumulated amortization	278,366	290,100	298,695	281,057	253,722
Other assets held for sale	10,222	9,963	9,815	9,824	18,613
Total assets	$4,320,312	$4,350,740	$4,368,168	$4,307,118	$4,217,680
Liabilities:
Unsecured debt, net of discount	$1,720,986	$1,733,343	$1,687,731	$1,661,066	$1,508,449
Secured debt	332,196	332,471	332,744	333,012	375,865
Accounts payable, accrued expenses, and accrued capital expenditures	111,011	116,077	165,410	133,112	122,386
Deferred income	27,416	30,683	28,406	29,006	24,036
Intangible lease liabilities, less accumulated amortization	43,328	45,594	48,005	45,283	38,970
Interest rate swaps	5,061	5,475	8,169	17,835	22,079
Total liabilities	$2,239,998	$2,263,643	$2,270,465	$2,219,314	$2,091,785
Stockholders' equity:
Common stock	1,455	1,453	1,452	1,452	1,452
Additional paid in capital	3,675,562	3,675,575	3,673,128	3,672,218	3,671,476
Cumulative distributions in excess of earnings	(1,603,119)	(1,596,276)	(1,580,863)	(1,580,553)	(1,536,948)
Other comprehensive loss	4,547	4,466	2,104	(7,211)	(11,110)
Piedmont stockholders' equity	2,078,445	2,085,218	2,095,821	2,085,906	2,124,870
Non-controlling interest	1,869	1,879	1,882	1,898	1,025
Total stockholders' equity	2,080,314	2,087,097	2,097,703	2,087,804	2,125,895
Total liabilities, redeemable common stock and stockholders' equity	$4,320,312	$4,350,740	$4,368,168	$4,307,118	$4,217,680
Common stock outstanding at end of period	145,490	145,320	145,235	145,234	145,230

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Revenues:
Rental income	$124,248	$123,450	$119,564	$113,821	$111,767
Tenant reimbursements	24,044	24,500	23,961	24,163	23,086
Property management fee revenue	387	513	386	501	454
	148,679	148,463	143,911	138,485	135,307
Expenses:
Property operating costs	55,779	55,384	57,496	54,867	52,292
Depreciation	30,059	30,768	32,785	31,610	31,556
Amortization	19,314	20,415	21,271	18,640	17,402
Impairment losses on real estate assets	—	—	—	22,951	10,950
General and administrative	8,036	8,596	5,726	7,429	8,316
	113,188	115,163	117,278	135,497	120,516
Real estate operating income	35,491	33,300	26,633	2,988	14,791
Other income / (expense):
Interest expense	(18,421)	(18,057)	(16,566)	(15,496)	(16,413)
Other income / (expense)	38	(100)	454	(720)	(41)
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	34	—
Equity in income / (loss) of unconsolidated joint ventures	107	11	8	129	110
	(18,276)	(18,146)	(16,104)	(16,053)	(16,344)
Income from continuing operations	17,215	15,154	10,529	(13,065)	(1,553)
Discontinued operations:
Operating income, excluding impairment loss	—	—	—	1	(1)
Income / (loss) from discontinued operations	—	—	—	1	(1)
Gain on sale of real estate (1)	6,492	(53)	19,652	(57)	73,835
Net income	23,707	15,101	30,181	(13,121)	72,281
Less: Net income attributable to noncontrolling interest	3	3	8	14	(3)
Net income attributable to Piedmont	$23,710	$15,104	$30,189	$(13,107)	$72,278
Weighted average common shares outstanding - diluted	145,813	145,833	145,764	145,669	145,699
Net income per share available to common stockholders - diluted	$0.16	$0.10	$0.21	$(0.09)	$0.50
Common stock outstanding at end of period	145,490	145,320	145,235	145,234	145,230

(1)
The gain on sale of real estate reflected in the second quarter of 2017 was primarily related to the sale of Sarasota Commerce Center II in Sarasota, FL, on which we recorded a $6.5 million gain. The gain in the fourth quarter of 2016 was primarily related to the sale of Braker Pointe III in Austin, TX, on which we recorded an $18.6 million gain. The gain in the second quarter of 2016 was primarily related to the sales of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $29.5 million gain; Fairway Center II in Brea, CA, on which we recorded a $14.4 million gain; and 1901 Main Street in Irvine, CA, on which we recorded a $30.0 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2017	6/30/2016	Change ($)	Change (%)	6/30/2017	6/30/2016	Change ($)	Change (%)
Revenues:
Rental income	$124,248	$111,767	$12,481	11.2%	$247,698	$226,505	$21,193	9.4%
Tenant reimbursements	24,044	23,086	958	4.1%	48,544	45,837	2,707	5.9%
Property management fee revenue	387	454	(67)	(14.8)%	900	977	(77)	(7.9)%
	148,679	135,307	13,372	9.9%	297,142	273,319	23,823	8.7%
Expenses:
Property operating costs	55,779	52,292	(3,487)	(6.7)%	111,163	106,571	(4,592)	(4.3)%
Depreciation	30,059	31,556	1,497	4.7%	60,827	63,338	2,511	4.0%
Amortization	19,314	17,402	(1,912)	(11.0)%	39,729	35,208	(4,521)	(12.8)%
Impairment losses on real estate assets	—	10,950	10,950	100.0%	—	10,950	10,950	100.0%
General and administrative	8,036	8,316	280	3.4%	16,632	16,089	(543)	(3.4)%
	113,188	120,516	7,328	6.1%	228,351	232,156	3,805	1.6%
Real estate operating income	35,491	14,791	20,700	139.9%	68,791	41,163	27,628	67.1%
Other income / (expense):
Interest expense	(18,421)	(16,413)	(2,008)	(12.2)%	(36,478)	(32,798)	(3,680)	(11.2)%
Other income / (expense)	38	(41)	79	192.7%	(62)	253	(315)	(124.5)%
Equity in income / (loss) of unconsolidated joint ventures	107	110	(3)	(2.7)%	118	225	(107)	(47.6)%
	(18,276)	(16,344)	(1,932)	(11.8)%	(36,422)	(32,320)	(4,102)	(12.7)%
Income from continuing operations	17,215	(1,553)	18,768	1,208.5%	32,369	8,843	23,526	266.0%
Discontinued operations:
Operating income, excluding impairment loss	—	(1)	1	100.0%	—	(1)	1	100.0%
Income / (loss) from discontinued operations	—	(1)	1	100.0%	—	(1)	1	100.0%
Gain on sale of real estate (1)	6,492	73,835	(67,343)	(91.2)%	6,439	73,815	(67,376)	(91.3)%
Net income	23,707	72,281	(48,574)	(67.2)%	38,808	82,657	(43,849)	(53.0)%
Less: Net income attributable to noncontrolling interest	3	(3)	6	200.0%	6	(7)	13	185.7%
Net income attributable to Piedmont	$23,710	$72,278	$(48,568)	(67.2)%	$38,814	$82,650	$(43,836)	(53.0)%
Weighted average common shares outstanding - diluted	145,813	145,699			145,780	145,765
Net income per share available to common stockholders - diluted	$0.16	$0.50			$0.27	$0.57
Common stock outstanding at end of period	145,490	145,230			145,490	145,230

(1)
The gain on sale of real estate for the three months and the six months ended June 30, 2017 was primarily related to the sale of Sarasota Commerce Center II in Sarasota, FL, on which we recorded a $6.5 million gain. The gain on sale of real estate for the three months and the six months ended June 30, 2016 was primarily related to the sales in the second quarter of 2016 of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $29.5 million gain; Fairway Center II in Brea, CA, on which we recorded a $14.4 million gain; and 1901 Main Street in Irvine, CA, on which we recorded a $30.0 million gain.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016		6/30/2016
Selected Operating Data
Percent leased (1)	91.0%	91.5%	94.2%	93.4%		91.4%
Percent leased - economic (1) (2)	84.4%	84.1%	86.7%	86.7%		84.8%
Rental income	$124,248	$123,450	$119,564	$113,821		$111,767
Total revenues	$148,679	$148,463	$143,911	$138,485		$135,307
Total operating expenses	$113,188	$115,163	$117,278	$135,497	(3)	$120,516	(3)
Core EBITDA	$85,041	$84,505	$81,202	$76,610		$74,849
Core FFO applicable to common stock	$66,465	$66,198	$64,397	$60,913		$58,258
Core FFO per share - diluted	$0.46	$0.45	$0.44	$0.42		$0.40
AFFO applicable to common stock	$50,870	$54,124	$45,641	$50,484		$49,676
Gross dividends	$30,553	$30,517	$30,499	$30,498		$30,498
Dividends per share	$0.210	$0.210	$0.210	$0.210		$0.210
Selected Balance Sheet Data
Total real estate assets	$3,682,972	$3,719,163	$3,731,692	$3,688,778		$3,603,488
Total assets	$4,320,312	$4,350,740	$4,368,168	$4,307,118		$4,217,680
Total liabilities	$2,239,998	$2,263,643	$2,270,465	$2,219,314		$2,091,785
Ratios & Information for Debt Holders
Core EBITDA margin (4)	57.2%	56.9%	56.4%	55.3%		55.3%
Fixed charge coverage ratio (5)	4.6 x / approx. 5x (6)	4.6 x	4.5 x	4.4 x		4.3 x
Average net debt to Core EBITDA (7)	6.0 x / mid 5x's (6)	6.1 x	6.4 x	6.4 x		6.3 x
Total gross real estate assets	$4,763,674	$4,803,340	$4,785,417	$4,722,614		$4,652,595
Net debt (8)	$2,050,246	$2,066,298	$2,021,378	$1,992,588		$1,862,912

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)
Amount in the third quarter of 2016 includes $22.6 million in impairment losses associated with 9200 and 9211 Corporate Boulevard located in Rockville, MD. Amount in the second quarter of 2016 includes $8.3 million in impairment losses associated with 150 West Jefferson located in Detroit, MI, and 9221 Corporate Boulevard located in Rockville, MD.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $35,376 for the quarter ended June 30, 2017, $78,939 for the quarter ended March 31, 2017, $1,181,074 for the quarter ended December 31, 2016, $1,476,949 for the quarter ended September 30, 2016, and $735,192 for the quarter ended June 30, 2016; the Company had principal amortization of $226,439 for the quarter ended June 30, 2017, $223,326 for the quarter ended March 31, 2017, $220,256 for the quarter ended December 31, 2016, $288,972 for the quarter ended September 30, 2016, and $213,255 for the quarter ended June 30, 2016.

(6)
On July 5, 2017, Piedmont completed the sale of Two Independence Square located in Washington, DC. The first figure represents the Company's actual performance on this measure during the quarter; the second figure represents the impact on this measure on a pro forma basis of the sale of Two Independence Square. Please refer to page 48 for additional details regarding the sale of Two Independence Square and its impact on various metrics for the Company.

(7)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(8)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt in the last half of 2016 was primarily attributable to the timing of portfolio recycling activities which resulted in acquisitions exceeding dispositions, the funding shortfall for which was temporarily funded with debt.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016

GAAP net income applicable to common stock	$23,710	$72,278	$38,814	$82,650
Depreciation (1) (2)	29,932	31,442	60,561	63,081
Amortization (1)	19,315	17,418	39,721	35,240
Impairment loss (1)	—	10,950	—	10,950
Loss / (gain) on sale of properties (1)	(6,492)	(73,835)	(6,439)	(73,815)
NAREIT funds from operations applicable to common stock	66,465	58,253	132,657	118,106
Adjustments:
Acquisition costs	—	5	6	17
Core funds from operations applicable to common stock	66,465	58,258	132,663	118,123
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	628	643	1,258	1,290
Depreciation of non real estate assets	184	175	379	379
Straight-line effects of lease revenue (1)	(6,634)	(3,127)	(12,337)	(10,975)
Stock-based and other non-cash compensation expense	911	1,477	2,952	3,405
Amortization of lease-related intangibles (1)	(1,611)	(1,290)	(3,170)	(2,528)
Acquisition costs	—	(5)	(6)	(17)
Non-incremental capital expenditures (3)	(9,073)	(6,455)	(16,745)	(16,451)
Adjusted funds from operations applicable to common stock	$50,870	$49,676	$104,994	$93,226

Weighted average common shares outstanding - diluted	145,813	145,699	145,780	145,765

Funds from operations per share (diluted)	$0.46	$0.40	$0.91	$0.81
Core funds from operations per share (diluted)	$0.46	$0.40	$0.91	$0.81

Common stock outstanding at end of period	145,490	145,230	145,490	145,230

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Net income attributable to Piedmont	$23,710	$72,278	$38,814	$82,650
Net income attributable to noncontrolling interest	(3)	3	(6)	7
Interest expense (1)	18,421	16,413	36,478	32,798
Depreciation (1)	30,116	31,617	60,940	63,460
Amortization (1)	19,315	17,418	39,721	35,240
Acquisition costs	—	5	6	17
Impairment loss (1)	—	10,950	—	10,950
Net (recoveries) / loss from casualty events and litigation settlements (1)	(26)	—	32	—
Loss / (gain) on sale of properties (1)	(6,492)	(73,835)	(6,439)	(73,815)
Core EBITDA	85,041	74,849	169,546	151,307
General & administrative expenses (1)	8,059	8,351	16,660	16,128
Management fee revenue (2)	(168)	(224)	(484)	(515)
Other (income) / expense (1) (3)	(12)	543	25	236
Straight-line effects of lease revenue (1)	(6,634)	(3,127)	(12,337)	(10,975)
Amortization of lease-related intangibles (1)	(1,611)	(1,290)	(3,170)	(2,528)
Property net operating income (cash basis)	84,675	79,102	170,240	153,653

Deduct net operating (income) / loss from:
Acquisitions (4)	(3,317)	—	(8,084)	—
Dispositions (5)	(128)	(4,412)	(764)	(10,052)
Other investments (6)	384	52	664	(19)
Same store net operating income (cash basis)	$81,614	$74,742	$162,056	$143,582
Change period over period	9.2%	N/A	12.9%	N/A

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; Braker Pointe III in Austin, TX, sold on December 29, 2016; and Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017.

(6)
Other investments consist of our investments in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our unconsolidated joint ventures and land holdings can be found on page #SectionPage#. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Six Months Ended
	6/30/2017		6/30/2016		6/30/2017		6/30/2016
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$14,396	17.6	$12,368	16.6	$28,315	17.5	$23,618	16.5
New York	9,679	11.9	9,914	13.3	19,421	12.0	19,299	13.4
Boston (2)	7,410	9.1	7,307	9.8	16,370	10.1	14,641	10.2
Chicago (3)	8,516	10.4	6,741	9.0	15,963	9.8	12,175	8.5
Atlanta (4)	7,096	8.7	6,265	8.4	14,273	8.8	12,649	8.8
Dallas	6,710	8.2	6,156	8.2	12,759	7.9	12,671	8.8
Minneapolis	6,153	7.6	5,777	7.7	12,324	7.6	11,461	8.0
Orlando	3,840	4.7	3,383	4.5	6,911	4.3	6,463	4.5
Other (5)	17,814	21.8	16,831	22.5	35,720	22.0	30,605	21.3
Total	$81,614	100.0	$74,742	100.0	$162,056	100.0	$143,582	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2017 as compared to the same periods in 2016 was primarily a result of increased economic occupancy at One Independence Square, 1201 Eye Street, and 1225 Eye Street, all in Washington, D.C., along with 4250 North Fairfax Drive in Arlington, VA.

(2)
The increase in Boston Same Store Net Operating Income for the six months ended June 30, 2017 as compared to the same period in 2016 was related to $1.0 million in lease restructuring income recorded in the first quarter of 2017 and recent leasing activity.

(3)
The increase in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2017 as compared to the same periods in 2016 was primarily a result of increased economic occupancy at 500 West Monroe Street in Chicago, IL, and Windy Point II in Schaumburg, IL.

(4)
The increase in Atlanta Same Store Net Operating Income for the three months and the six months ended June 30, 2017 as compared to the same periods in 2016 was primarily related to increased economic occupancy at Galleria 300, Glenridge Highlands One, Glenridge Highlands Two, and The Medici, all located in Atlanta, GA.

(5)
The increase in Other Same Store Net Operating Income for the six months ended June 30, 2017 as compared to the same period in 2016 was primarily attributable to the expiration of the rental abatement period associated with a lease at 800 North Brand Boulevard in Glendale, CA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Net income attributable to Piedmont	$23,710	$72,278	$38,814	$82,650
Net income attributable to noncontrolling interest	(3)	3	(6)	7
Interest expense (1)	18,421	16,413	36,478	32,798
Depreciation (1)	30,116	31,617	60,940	63,460
Amortization (1)	19,315	17,418	39,721	35,240
Acquisition costs	—	5	6	17
Impairment loss (1)	—	10,950	—	10,950
Net (recoveries) / loss from casualty events and litigation settlements (1)	(26)	—	32	—
Loss / (gain) on sale of properties (1)	(6,492)	(73,835)	(6,439)	(73,815)
Core EBITDA	85,041	74,849	169,546	151,307
General & administrative expenses (1)	8,059	8,351	16,660	16,128
Management fee revenue (2)	(168)	(224)	(484)	(515)
Other (income) / expense (1) (3)	(12)	543	25	236
Property net operating income (accrual basis)	92,920	83,519	185,747	167,156

Deduct net operating (income) / loss from:
Acquisitions (4)	(7,061)	—	(14,115)	—
Dispositions (5)	(81)	(4,528)	(662)	(10,660)
Other investments (6)	(657)	(118)	(1,043)	(212)
Same store net operating income (accrual basis)	$85,121	$78,873	$169,927	$156,284
Change period over period	7.9%	N/A	8.7%	N/A

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; Braker Pointe III in Austin, TX, sold on December 29, 2016; and Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017.

(6)
Other investments consist of our investments in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our unconsolidated joint ventures and land holdings can be found on page 38. The operating results from 3100 Clarendon Boulevard in Arlington, VA, Enclave Place in Houston, TX, and 500 TownPark in Lake Mary, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Six Months Ended
	6/30/2017		6/30/2016		6/30/2017		6/30/2016
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$16,334	19.2	$14,484	18.4	$32,432	19.1	$27,896	17.9
New York	9,449	11.1	9,612	12.2	19,095	11.2	18,882	12.1
Chicago (2)	9,402	11.0	7,190	9.1	17,680	10.4	13,560	8.7
Boston (3)	7,725	9.1	7,377	9.3	16,895	9.9	14,755	9.4
Atlanta	7,650	9.0	7,366	9.3	15,468	9.1	14,918	9.5
Dallas	6,859	8.0	6,286	8.0	13,217	7.8	12,865	8.2
Minneapolis	5,840	6.9	5,494	7.0	11,639	6.9	10,996	7.0
Orlando	3,830	4.5	3,433	4.3	7,246	4.3	7,107	4.6
Other	18,032	21.2	17,631	22.4	36,255	21.3	35,305	22.6
Total	$85,121	100.0	$78,873	100.0	$169,927	100.0	$156,284	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2017 as compared to the same periods in 2016 was primarily attributable to increased rental income due the commencement of several new leases at One Independence Square, 1201 Eye Street, and 1225 Eye Street, all in Washington, D.C., and 4250 North Fairfax Drive in Arlington, VA.

(2)
The increase in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2017 as compared to the same periods in 2016 was primarily attributable to increased rental income resulting from the commencement of several new leases at 500 West Monroe Street in Chicago, IL.

(3)
The increase in Boston Same Store Net Operating Income for the six months ended June 30, 2017 as compared to the same period in 2016 was attributable to $1.0 million in lease restructuring income recorded in the first quarter of 2017 and recent leasing activity.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	With Pro Forma Adjustments	As of
	June 30, 2017	for the Sale of Two Independence Square	December 31, 2016

Market Capitalization
Common stock price (1)	$21.08		$20.91
Total shares outstanding	145,490		145,235
Equity market capitalization (1)	$3,066,926		$3,036,870
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$2,061,132		$2,029,582
Total market capitalization (1)	$5,128,058		$5,066,452
Total debt / Total market capitalization (1)	40.2%	approximately 36% (2)	40.1%
Ratios & Information for Debt Holders
Total gross real estate assets (3)	$4,763,674		$4,785,417
Total debt / Total gross real estate assets (3)	43.3%		42.4%
Total debt / Total gross assets (4)	38.2%	approximately 34% (2)	37.4%
Average net debt to Core EBITDA (5)	6.0 x	mid 5x's (estimated) (2)	6.4 x

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)
On July 5, 2017, Piedmont completed the sale of Two Independence Square located in Washington, DC. Figure represents the impact on this measure on a pro forma basis of the sale of Two Independence Square. Please refer to page 48 for additional details regarding the sale of Two Independence Square and its impact on various metrics for the Company.

(3)	Gross real estate assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(4)	Gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(5)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of June 30, 2017
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$380,000	(3)	2.21%	24.4 months

Fixed Rate	1,681,132		3.77%	49.8 months

Total	$2,061,132		3.48%	45.1 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,730,000	3.26%	47.0 months

Secured	331,132	4.64%	35.5 months

Total	$2,061,132	3.48%	45.1 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)		Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2017	$140,000	(4)	$—		5.76%	6.8%
2018	—		170,000		2.29%	8.2%
2019	—		300,000		2.78%	14.6%
2020	—		510,000	(5)	2.85%	24.7%
2021	31,132		—		5.55%	1.5%
2022 +	160,000		750,000		3.88%	44.2%

Total	$331,132		$1,730,000		3.48%	100.0%

(1)	All of Piedmont's outstanding debt as of June 30, 2017, was interest-only debt with the exception of the $31.1 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the $210 million outstanding balance as of June 30, 2017 on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
On August 1, 2017, Piedmont repaid the loan with no prepayment penalty. The debt repayment was made with a portion of the proceeds from the sale of Two Independence Square in Washington, DC. For additional information, please refer to the Subsequent Events section of Financial Highlights.

(5)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020. On July 5, 2017, the Company repaid the entire outstanding balance on its unsecured revolving credit facility with a portion of the proceeds from the sale of Two Independence Square in Washington, DC. For additional information, please refer to the Subsequent Events section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of June 30, 2017

Secured
$140.0 Million WDC Fixed-Rate Loans (2)	1201 & 1225 Eye Street	5.76%		11/1/2017	$140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021	31,132
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		4.64%			$331,132

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	2.29%	(6)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(7)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	3.35%	(8)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (9)	N/A	2.14%	(10)	6/18/2020	210,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(11)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(12)	3/15/2024	400,000
Subtotal / Weighted Average (5)		3.26%			$1,730,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.48%			$2,061,132
GAAP Accounting Adjustments (13)					(7,950)
Total Debt - GAAP Amount Outstanding					$2,053,182

(1)	All of Piedmont’s outstanding debt as of June 30, 2017, was interest-only debt with the exception of the $31.1 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)
On August 1, 2017, Piedmont repaid the loan with no prepayment penalty. The debt repayment was made with a portion of the proceeds from the sale of Two Independence Square in Washington, DC. For additional information, please refer to the Subsequent Events section of Financial Highlights.

(3)	The loan is amortizing based on a 25-year amortization schedule.
(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amount outstanding and interest rate at June 30, 2017.
(6)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of June 30, 2017) over the selected rate based on Piedmont’s current credit rating.

(7)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(8)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company.

(9)
All of Piedmont’s outstanding debt as of June 30, 2017, was term debt with the exception of $210 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule. On July 5, 2017, the Company repaid the entire outstanding balance on its unsecured revolving credit facility with a portion of the proceeds from the sale of Two Independence Square in Washington, DC. For additional information, please refer to the Subsequent Events section of Financial Highlights.

(10)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of June 30, 2017. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of June 30, 2017) over the selected rate based on Piedmont’s current credit rating.

(11)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(12)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(13)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of June 30, 2017
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	06/30/2017	03/31/2017	12/31/2016	09/30/2016	06/30/2016

Maximum leverage ratio	0.60	0.38	0.38	0.39	0.38	0.38
Minimum fixed charge coverage ratio (2)	1.50	4.19	4.19	4.10	3.99	3.92
Maximum secured indebtedness ratio	0.40	0.06	0.06	0.06	0.06	0.08
Minimum unencumbered leverage ratio	1.60	2.79	2.77	2.66	2.77	2.83
Minimum unencumbered interest coverage ratio (3)	1.75	5.01	5.12	5.07	5.21	5.15

		Three Months Ended
Bond Covenant Compliance (4)	Required	06/30/2017	03/31/2017	12/31/2016	09/30/2016	06/30/2016

Total debt to total assets	60% or less	43.1%	43.0%	42.2%	42.2%	40.3%
Secured debt to total assets	40% or less	6.9%	6.9%	6.9%	7.0%	8.0%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.97	4.98	4.99	4.84	4.65
Unencumbered assets to unsecured debt	150% or greater	248%	249%	255%	255%	274%

	Three Months Ended	Six Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	June 30, 2017	June 30, 2017	December 31, 2016

Average net debt to core EBITDA (5)	6.0 x	6.1 x	6.4 x
Fixed charge coverage ratio (6)	4.6 x	4.6 x	4.4 x
Interest coverage ratio (7)	4.6 x	4.6 x	4.5 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.

(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended June 30, 2017 and December 31, 2016. The Company had capitalized interest of $35,376 for the three months ended June 30, 2017, $114,316 for the six months ended June 30, 2017, and $4,555,407 for the twelve months ended December 31, 2016. The Company had principal amortization of $226,439 for the three months ended June 30, 2017, $449,765 for the six months ended June 30, 2017, and $863,022 for the twelve months ended December 31, 2016.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $35,376 for the three months ended June 30, 2017, $114,316 for the six months ended June 30, 2017, and $4,555,407 for the twelve months ended December 31, 2016.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of June 30, 2017
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)		Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	5	2017 - 2031	(4)	$49,635	8.5	(5)	1,001	5.7
State of New York	AA+ / Aa1	1	2019		25,656	4.4		481	2.7
US Bancorp	A+ / A1	3	2023 / 2024		22,443	3.8		733	4.1
Independence Blue Cross	No Rating Available	1	2033		18,370	3.1		801	4.5
GE	AA- / A1	1	2027		16,513	2.8		452	2.5
Nestle	AA- / Aa2	1	2021		11,915	2.0		401	2.3
City of New York	AA / Aa2	1	2020		10,819	1.8		313	1.8
Gallagher	No Rating Available	2	2018		9,730	1.7		315	1.8
Catamaran	A+ / A3	1	2025		8,847	1.5		301	1.7
Nuance Communications	BB- / Ba3	2	2018 / 2030		8,327	1.4		247	1.4
Caterpillar Financial	A / A3	1	2022		8,309	1.4		312	1.8
Motorola	BBB- / Baa3	1	2028		8,071	1.4		206	1.2
District of Columbia	AA / A2	2	2028		7,119	1.2		146	0.8
Harvard University	AAA / Aaa	2	2032 / 2033		6,846	1.2		114	0.6
Goldman Sachs	BBB+ / A3	2	2018		6,587	1.1		235	1.3
Raytheon	A / A3	2	2019		6,442	1.1		440	2.5
Schlumberger Technology	AA- / A1	1	2020		5,952	1.0		163	0.9
Towers Watson	BBB / Baa3	1	2017		5,945	1.0		123	0.7
Henry M Jackson	No Rating Available	2	2022		5,893	1.0		145	0.8
First Data Corporation	B+ / B1	1	2027		5,868	1.0		201	1.1
Epsilon Data Management	No Rating Available	1	2026		5,721	1.0		222	1.3
Other			Various		332,949	56.6		10,352	58.5
Total					$587,957	100.0		17,704	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
June 30, 2017 as compared to December 31, 2016

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2017 to 2031.
(5)
On July 5, 2017, Piedmont completed the sale of Two Independence Square located in Washington, DC. With the sale of the property, the percentage of Annualized Lease Revenue attributable to the U.S. Government will decline to approximately 3.6% on a pro forma basis. Please refer to page #SectionPage# for additional details regarding the sale of Two Independence Square and its impact on various metrics for the Company.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of June 30, 2017

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$62,397	10.6
AA / Aa	96,475	16.4
A / A	85,907	14.6
BBB / Baa	56,588	9.6
BB / Ba	39,990	6.8
B / B	25,321	4.3
Below	2,128	0.4
Not rated (2)	219,151	37.3
Total	$587,957	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	247	31.0	$20,623	3.5	215	1.2
2,501 - 10,000	283	35.5	49,091	8.3	1,483	8.4
10,001 - 20,000	94	11.8	40,396	6.9	1,302	7.3
20,001 - 40,000	76	9.5	75,277	12.8	2,191	12.4
40,001 - 100,000	51	6.4	100,524	17.1	2,988	16.9
Greater than 100,000	46	5.8	302,046	51.4	9,525	53.8
Total	797	100.0	$587,957	100.0	17,704	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Independence Blue Cross, Piper Jaffray, Brother International, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2017			June 30, 2016
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 20xx	17,925	19,599	91.5%	17,350	18,930	91.7%
Leases signed during the period	362			573
Less: lease renewals signed during period	(170)			(206)
New leases signed during period	192			367
Less: new leases signed during period for currently occupied space	(63)			(130)
New leases commencing during period	129			237
Leases expired during period and other	(213)	—		(244)	5
Subtotal	17,841	19,599	91.0%	17,343	18,935	91.6%
Acquisitions and properties placed in service during period	—	—		—	—
Dispositions during period	(137)	(149)		(477)	(483)
As of June 30, 20xx (2)	17,704	19,450	91.0%	16,866	18,452	91.4%

	Six Months Ended			Six Months Ended
	June 30, 2017			June 30, 2016
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx (3)	17,996	19,581	91.9%	17,323	18,934	91.5%
Leases signed during period	756			926
Less: lease renewals signed during period	(411)			(377)
New leases signed during period	345			549
Less: new leases signed during period for currently occupied space	(117)			(132)
New leases commencing during period	228			417
Leases expired during period and other	(383)	18		(397)	1
Subtotal	17,841	19,599	91.0%	17,343	18,935	91.6%
Acquisitions and properties placed in service during period	—	—		—	—
Dispositions during period	(137)	(149)		(477)	(483)
As of June 30, 20xx (2)	17,704	19,450	91.0%	16,866	18,452	91.4%

Same Store Analysis
Less acquisitions / dispositions after June 30, 2016 and developments / redevelopments (4) (5)	(1,643)	(2,263)	72.6%	(901)	(1,275)	70.7%
Same Store Leased Percentage (2)	16,061	17,187	93.4%	15,965	17,177	92.9%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
Leased Square Footage and Total Square Footage as of December 31, 2016 have been restated to include two development properties and one re-development property that were placed into service effective January 1, 2017. The development properties that were placed in service are Enclave Place, a 300,900 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL; the re-development property that was placed in service is 3100 Clarendon Boulevard, a 260,900 square foot office property located in Arlington, VA.

(4)	For additional information on acquisitions and dispositions completed during the last year and current redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data and developments and redevelopments placed in service during the previous twelve months are deducted from the current period data. Recently placed in service development and redevelopment properties that are deducted from current period data are Enclave Place, a 300,900 square foot office property located in Houston, TX, 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL, and 3100 Clarendon Boulevard, a 260,900 square foot office property located in Arlington, VA.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	June 30, 2017
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	188	52.0%	1.0%	0.2%	7.2%
Leases executed for spaces excluded from analysis (5)	174	48.0%

	Six Months Ended
	June 30, 2017
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	458	60.6%	2.4%	2.9%	8.6%
Leases executed for spaces excluded from analysis (5)	298	39.4%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Leases associated with storage spaces, management offices, newly acquired assets for which there is less than one year of operating history, and unconsolidated joint venture assets are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents of the previous leases are compared to the first twelve months of cash rents of the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of June 30, 2017
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,746	9.0
2017 (2)	21,714	3.7	576	3.0
2018 (3)	43,202	7.3	1,402	7.2
2019	72,611	12.4	2,275	11.7
2020	46,183	7.9	1,531	7.9
2021	29,578	5.0	954	4.9
2022	55,041	9.4	1,737	8.9
2023	34,081	5.8	1,177	6.0
2024	48,303	8.2	1,611	8.3
2025	30,720	5.2	950	4.9
2026	27,505	4.7	867	4.5
2027	42,875	7.3	1,250	6.4
2028	62,553	10.6	1,418	7.3
2029	19,348	3.3	511	2.6
Thereafter	54,243	9.2	1,445	7.4
Total / Weighted Average	$587,957	100.0	19,450	100.0

Average Lease Term Remaining
6/30/2017	6.7 years
12/31/2016	6.9 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of June 30, 2017, comprised of 126,000 square feet and Annualized Lease Revenue of $6.0 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 12,000 square feet and Annualized Lease Revenue of $0.4 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of June 30, 2017
(in thousands)

	Q3 2017 (1)		Q4 2017		Q1 2018		Q2 2018
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$9	2	$65	20	$582	28	$765
Boston	—	24	60	1,945	48	1,664	—	—
Chicago	5	207	3	75	288	8,894	42	1,371
Dallas	13	377	42	1,109	291	8,087	16	388
Minneapolis	1	56	—	—	3	108	16	536
New York	13	408	7	268	2	118	28	917
Orlando	21	537	44	1,136	3	105	2	71
Washington, D.C.	243	12,820	3	131	15	774	10	351
Other	119	2,930	—	—	52	1,537	12	283
Total / Weighted Average (3)	415	$17,368	161	$4,729	722	$21,869	154	$4,682

(1)	Includes leases with an expiration date of June 30, 2017, comprised of 126,000 square feet and expiring lease revenue of $6.0 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of June 30, 2017
(in thousands)

	12/31/2017 (1)		12/31/2018		12/31/2019		12/31/2020		12/31/2021
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	2	$74	111	$3,008	436	$11,861	237	$6,000	147	$4,130
Boston	60	1,970	94	2,801	447	6,637	156	3,332	78	1,546
Chicago	8	281	369	11,230	16	446	104	2,670	14	434
Dallas	54	1,486	353	9,684	195	5,786	130	3,651	88	2,538
Minneapolis	2	56	32	1,161	143	4,357	107	3,955	91	3,095
New York	20	676	70	2,305	490	26,370	503	15,724	92	4,177
Orlando	65	1,672	65	1,968	270	9,056	47	1,164	29	834
Washington, D.C.	246	12,951	43	1,915	68	3,241	80	3,729	99	4,546
Other	119	2,930	265	8,593	210	4,616	167	6,045	316	9,276
Total / Weighted Average (3)	576	$22,096	1,402	$42,665	2,275	$72,370	1,531	$46,270	954	$30,576

(1)	Includes leases with an expiration date of June 30, 2017, comprised of 126,000 square feet and expiring lease revenue of $6.0 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended June 30, 2017
Unaudited (in thousands)

	For the Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Non-incremental
Building / construction / development	$2,883	$1,070	$1,479	$1,033	$1,094
Tenant improvements	4,619	4,797	4,547	2,918	4,022
Leasing costs	1,571	1,805	6,109	3,031	1,339
Total non-incremental	9,073	7,672	12,135	6,982	6,455
Incremental
Building / construction / development	1,689	6,348	10,098	10,375	10,217
Tenant improvements	12,345	15,784	5,893	18,932	11,701
Leasing costs	3,251	1,473	4,180	5,758	2,038
Total incremental	17,285	23,605	20,171	35,065	23,956
Total capital expenditures	$26,358	$31,277	$32,306	$42,047	$30,411

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of March 31, 2017		$33,199
New non-incremental tenant improvement commitments related to leases executed during period		1,635
Non-incremental tenant improvement expenditures	(4,619)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	1,225
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(3,394)
Total as of June 30, 2017		$31,440

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $16.7 million, or 53% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended June 30, 2017	For the Six Months Ended June 30, 2017	For the Year Ended
			2016	2015		2014
Renewal Leases
Number of leases	18	40	79	74		56
Square feet	170,436	411,011	880,289	1,334,398		959,424
Tenant improvements per square foot (1)	$3.83	$7.50	$7.36	$16.91		$19.02
Leasing commissions per square foot	$2.14	$5.07	$5.76	$8.29		$8.33
Total per square foot	$5.97	$12.57	$13.12	$25.20		$27.35
Tenant improvements per square foot per year of lease term	$1.58	$2.02	$1.35	$2.90		$2.97
Leasing commissions per square foot per year of lease term	$0.88	$1.36	$1.05	$1.42		$1.30
Total per square foot per year of lease term	$2.46	$3.38	$2.40	$4.32	(2)	$4.27	(3)
New Leases
Number of leases	20	35	93	90		98
Square feet	191,486	344,577	1,065,630	1,563,866		1,142,743
Tenant improvements per square foot (1)	$25.37	$30.99	$40.78	$60.41		$34.46
Leasing commissions per square foot	$10.45	$11.86	$15.13	$20.23		$15.19
Total per square foot	$35.82	$42.85	$55.91	$80.64		$49.65
Tenant improvements per square foot per year of lease term	$4.59	$4.50	$5.01	$5.68		$3.78
Leasing commissions per square foot per year of lease term	$1.89	$1.72	$1.86	$1.90		$1.66
Total per square foot per year of lease term	$6.48	$6.22	$6.87	$7.58	(4)	$5.44
Total
Number of leases	38	75	172	164		154
Square feet	361,922	755,588	1,945,919	2,898,264		2,102,167
Tenant improvements per square foot (1)	$15.23	$18.21	$25.66	$40.38		$27.41
Leasing commissions per square foot	$6.53	$8.16	$10.89	$14.73		$12.06
Total per square foot	$21.76	$26.37	$36.55	$55.11		$39.47
Tenant improvements per square foot per year of lease term	$3.75	$3.53	$3.70	$4.79		$3.48
Leasing commissions per square foot per year of lease term	$1.61	$1.58	$1.57	$1.75		$1.53
Total per square foot per year of lease term	$5.36	$5.11	$5.27	$6.54	(4)	$5.01	(3)

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, D.C. market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(4)
During 2015, we completed seven new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of June 30, 2017
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)		Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	10	$118,190	20.1	(1)	2,980	15.3	2,419	81.2
New York	4	69,362	11.8		1,769	9.1	1,769	100.0
Chicago	5	67,088	11.4		2,094	10.8	1,913	91.4
Atlanta	8	60,596	10.3		2,392	12.3	2,227	93.1
Dallas	10	55,366	9.4		2,114	10.9	2,008	95.0
Boston	10	51,797	8.8		1,828	9.4	1,791	98.0
Minneapolis	4	49,740	8.5		1,619	8.3	1,518	93.8
Orlando	5	45,245	7.7		1,572	8.1	1,450	92.2
Other	11	70,573	12.0		3,082	15.8	2,609	84.7
Total / Weighted Average	67	$587,957	100.0		19,450	100.0	17,704	91.0

(1)
On July 5, 2017, Piedmont completed the sale of Two Independence Square located in Washington, DC. With the sale of the property, the percentage of Annualized Lease Revenue attributable to Washington, D.C. will decline to approximately 15.8% on a pro forma basis. Please refer to page 48 for additional details regarding the sale of Two Independence Square and its impact on various metrics for the Company.

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of June 30, 2017
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	10	20.1	2,980	15.3	—	—	—	—	10	20.1	2,980	15.3
New York	NY, NJ	1	8.3	1,033	5.3	3	3.5	736	3.8	4	11.8	1,769	9.1
Chicago	IL	1	6.6	967	5.0	4	4.8	1,127	5.8	5	11.4	2,094	10.8
Atlanta	GA	6	9.4	2,111	10.8	2	0.9	281	1.5	8	10.3	2,392	12.3
Dallas	TX	2	2.3	440	2.3	8	7.1	1,674	8.6	10	9.4	2,114	10.9
Boston	MA	2	1.9	173	0.9	8	6.9	1,655	8.5	10	8.8	1,828	9.4
Minneapolis	MN	1	5.1	934	4.8	3	3.4	685	3.5	4	8.5	1,619	8.3
Orlando	FL	3	6.4	1,262	6.5	2	1.3	310	1.6	5	7.7	1,572	8.1
Other		3	7.5	1,640	8.4	8	4.5	1,442	7.4	11	12.0	3,082	15.8
Total / Weighted Average		29	67.6	11,540	59.3	38	32.4	7,910	40.7	67	100.0	19,450	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of June 30, 2017
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	4	0.6	$86,154	14.7 (1)	1,727	9.8
Business Services	80	12.3	63,116	10.7	2,099	11.9
Depository Institutions	18	2.8	42,067	7.2	1,388	7.8
Engineering, Accounting, Research, Management & Related Services	74	11.4	38,621	6.6	1,085	6.1
Insurance Carriers	20	3.1	30,729	5.2	1,208	6.8
Insurance Agents, Brokers & Services	20	3.1	29,839	5.1	975	5.5
Nondepository Credit Institutions	16	2.5	29,164	5.0	912	5.2
Security & Commodity Brokers, Dealers, Exchanges & Services	41	6.3	23,280	4.0	730	4.1
Legal Services	50	7.7	22,186	3.8	707	4.0
Communications	41	6.3	20,516	3.5	627	3.5
Electronic & Other Electrical Equipment & Components, Except Computer	12	1.8	19,946	3.4	581	3.3
Real Estate	34	5.2	17,001	2.9	513	2.9
Eating & Drinking Places	45	6.9	15,056	2.6	469	2.6
Educational Services	6	0.9	12,157	2.1	300	1.7
Food & Kindred Products	2	0.3	11,989	2.0	403	2.3
Other	187	28.8	126,136	21.2	3,980	22.5
Total	650	100.0	$587,957	100.0	17,704	100.0

(1)
On July 5, 2017, Piedmont completed the sale of Two Independence Square located in Washington, DC. With the sale of the property, the percentage of Annualized Lease Revenue attributable to Governmental Entities will decline to approximately 10.1% on a pro forma basis. Please refer to page 48 for additional details regarding the sale of Two Independence Square and its impact on various metrics for the Company.

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of June 30, 2017
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
CNL Center I and CNL Center II	Orlando, FL	8/1/2016	99	1999 & 2006	166,745	622	95
One Wayside Road	Burlington, MA	8/10/2016	100	1997	62,900	201	100
Galleria 200	Atlanta, GA	10/7/2016	100	1984	69,604	432	89
750 West John Carpenter Freeway	Irving, TX	11/30/2016	100	1999	49,585	315	78
John Carpenter Freeway Land	Irving, TX	11/30/2016	100	N/A	1,000	N/A	N/A
Total / Weighted Average					$349,834	1,570	91

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
1055 East Colorado Boulevard	Pasadena, CA	4/21/2016	100	2001	61,250	176	99
Fairway Center II	Brea, CA	4/28/2016	100	2002	33,800	134	97
1901 Main Street	Irvine, CA	5/2/2016	100	2001	66,000	173	100
9221 Corporate Boulevard	Rockville, MD	7/27/2016	100	1989	12,650	115	0
150 West Jefferson	Detroit, MI	7/29/2016	100	1989	81,500	490	88
9200 & 9211 Corporate Boulevard	Rockville, MD	9/28/2016	100	1982 & 1989	13,250	225	19
11695 Johns Creek Parkway	Johns Creek, GA	12/22/2016	100	2001	14,000	101	91
Braker Pointe III	Austin, TX	12/29/2016	100	2001	49,250	196	18
Sarasota Commerce Center II	Sarasota, FL	6/16/2017	100	1999	23,500	149	92
Total / Weighted Average					$355,200	1,759	69

Dispositions Subsequent to Quarter End

Property Name		Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Two Independence Square		Washington, DC	7/5/2017	100	1991	$359,600	606	100
8560 Upland Drive	(1)	Englewood, CO	7/27/2017	72	2001	$17,600	149	100
Total / Weighted Average						$377,200	755	100

(1)
The sale price and rentable square footage presented are gross figures and have not been adjusted for Piedmont's ownership percentage. Total Percent Leased at Disposition for dispositions completed subsequent to quarter end includes this property at Piedmont's pro rata share of ownership.

Piedmont Office Realty Trust, Inc.
Other Investments
As of June 30, 2017
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Englewood, CO	72	2001	$6,795	$9,452	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,700
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,853
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,834
John Carpenter Freeway	Irving, TX	750 West John Carpenter Freeway	3.5	1,000
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	6,097
Total			47.5	$19,205

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: i) they were owned, ii) they were not under development / redevelopment, and iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: i) they were owned, ii) they were not under development / redevelopment, and iii) none of the operating expenses for which were capitalized. Same Store Properties excludes unconsolidated joint venture and land assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue
New York, NY 10016	Newport Beach, CA 92660	34th Floor
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey
200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor
Suite 1650	One South Street	New York, NY 10022
Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659
Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016

GAAP net income applicable to common stock	$23,710	$15,104	$30,189	$(13,107)	$72,278	$38,814	$82,650
Depreciation (1)(2)	29,932	30,629	32,597	31,451	31,442	60,561	63,081
Amortization (1)	19,315	20,406	21,259	18,640	17,418	39,721	35,240
Impairment loss (1)	—	—	—	22,951	10,950	—	10,950
Loss / (gain) on sale of properties (1)	(6,492)	53	(19,652)	57	(73,835)	(6,439)	(73,815)
Loss / (gain) on consolidation	—	—	—	—	—	—	—
NAREIT funds from operations applicable to common stock	66,465	66,192	64,393	59,992	58,253	132,657	118,106
Adjustments:
Acquisition costs	—	6	4	955	5	6	17
Loss / (gain) on extinguishment of swaps	—	—	—	—	—	—	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	—	—	(34)	—	—	—
Core funds from operations applicable to common stock	66,465	66,198	64,397	60,913	58,258	132,663	118,123
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	628	630	667	653	643	1,258	1,290
Depreciation of non real estate assets	184	195	246	216	175	379	379
Straight-line effects of lease revenue (1)	(6,634)	(5,703)	(6,429)	(4,140)	(3,127)	(12,337)	(10,975)
Stock-based and other non-cash compensation expense	911	2,041	284	1,931	1,477	2,952	3,405
Amortization of lease-related intangibles (1)	(1,611)	(1,559)	(1,385)	(1,152)	(1,290)	(3,170)	(2,528)
Acquisition costs	—	(6)	(4)	(955)	(5)	(6)	(17)
Non-incremental capital expenditures	(9,073)	(7,672)	(12,135)	(6,982)	(6,455)	(16,745)	(16,451)
Adjusted funds from operations applicable to common stock	$50,870	$54,124	$45,641	$50,484	$49,676	$104,994	$93,226

(1)	Includes amounts attributable to consolidated properties and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016

Net income attributable to Piedmont	$23,710	$15,104	$30,189	$(13,107)	$72,278	$38,814	$82,650
Net income attributable to noncontrolling interest	(3)	(3)	(8)	(15)	3	(6)	7
Interest expense	18,421	18,057	16,566	15,496	16,413	36,478	32,798
Depreciation	30,116	30,824	32,844	31,667	31,617	60,940	63,460
Amortization	19,315	20,406	21,259	18,640	17,418	39,721	35,240
Acquisition costs	—	6	4	955	5	6	17
Impairment loss	—	—	—	22,951	10,950	—	10,950
Net (recoveries) / loss from casualty events and litigation settlements	(26)	58	—	(34)	—	32	—
Loss / (gain) on sale of properties	(6,492)	53	(19,652)	57	(73,835)	(6,439)	(73,815)
Core EBITDA	85,041	84,505	81,202	76,610	74,849	169,546	151,307
General & administrative expenses	8,059	8,602	5,741	7,437	8,351	16,660	16,128
Management fee revenue	(168)	(317)	(224)	(294)	(224)	(484)	(515)
Other (income) / expense	(12)	36	(459)	(235)	543	25	236
Straight-line effects of lease revenue	(6,634)	(5,703)	(6,429)	(4,140)	(3,127)	(12,337)	(10,975)
Amortization of lease-related intangibles	(1,611)	(1,559)	(1,385)	(1,152)	(1,290)	(3,170)	(2,528)
Property net operating income (cash basis)	84,675	85,564	78,446	78,226	79,102	170,240	153,653
Deduct net operating (income) / loss from:
Acquisitions	(3,317)	(4,766)	(4,732)	(2,437)	—	(8,084)	—
Dispositions	(128)	(636)	(635)	(217)	(4,412)	(764)	(10,052)
Other investments	384	280	(120)	(322)	52	664	(19)
Same store net operating income (cash basis)	$81,614	$80,442	$72,959	$75,250	$74,742	$162,056	$143,582

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016

Equity in income of unconsolidated joint ventures	$107	$11	$8	$129	$110	$118	$225

Interest expense	—	—	—	—	—	—	—

Depreciation	65	64	65	62	62	129	123

Amortization	16	8	8	16	16	24	32

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	—

Core EBITDA	188	83	81	207	188	271	380

General and administrative expenses	22	5	15	8	34	28	38

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	210	88	96	215	222	299	418

Straight-line effects of lease revenue	(95)	2	(1)	1	—	(94)	1

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$115	$90	$95	$216	$222	$205	$419

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Revenues:
Rental income	$—	$—	$—	$—	$—	$—	$—
Tenant reimbursements	—	—	—	—	—	—	—
Property management fee revenue	—	—	—	—	—	—	—
Other rental income	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Expenses:
Property operating costs	—	—	—	—	—	—	—
Depreciation	—	—	—	—	—	—	—
Amortization	—	—	—	—	—	—	—
General and administrative	—	—	—	(1)	1	—	1
	—	—	—	(1)	1	—	1
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	—	—	—	—	—
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	—	—	—	—	—

Operating income, excluding impairment loss and gain / (loss) on sale	—	—	—	1	(1)	—	(1)

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	—	—	—	—

Income from discontinued operations	$—	$—	$—	$1	$(1)	$—	$(1)

Piedmont Office Realty Trust, Inc.
Property Detail - In-Service Portfolio (1)
As of June 30, 2017
(in thousands)

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)

Atlanta
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	426	97.2%	97.2%	94.1%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	50.3%	50.3%	48.3%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%
The Medici	Atlanta	GA	100.0%	2008	156	100.0%	100.0%	96.2%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%
Galleria 300	Atlanta	GA	100.0%	1987	432	97.0%	97.0%	94.4%
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	95.1%	94.1%	93.4%
Galleria 200	Atlanta	GA	100.0%	1984	432	87.3%	82.9%	53.5%
Metropolitan Area Subtotal / Weighted Average					2,392	93.1%	92.2%	85.4%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
80 Central Street	Boxborough	MA	100.0%	1988	150	85.3%	85.3%	84.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873 / 1956	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	84.2%	84.2%	84.2%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 & 2001	272	100.0%	87.9%	87.9%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
One Wayside Road	Burlington	MA	100.0%	1997	201	100.0%	100.0%	8.0%
Metropolitan Area Subtotal / Weighted Average					1,828	98.0%	96.2%	85.9%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	49.7%	49.7%	49.7%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	100.0%
Two Pierce Place	Itasca	IL	100.0%	1991	486	97.7%	96.7%	92.6%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	79.7%	78.4%	74.5%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	95.3%	94.2%	78.5%
Metropolitan Area Subtotal / Weighted Average					2,094	91.4%	90.5%	82.0%

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)
Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	94.4%	94.4%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	96.2%	96.2%	96.2%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	96.9%	96.9%	96.9%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	91.2%	91.2%	88.8%
One Lincoln Park	Dallas	TX	100.0%	1999	262	99.6%	96.9%	93.1%
161 Corporate Center	Irving	TX	100.0%	1998	105	95.2%	95.2%	95.2%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	88.8%	87.1%	86.0%
750 West John Carpenter Freeway	Irving	TX	100.0%	1999	316	86.1%	77.5%	77.5%
Metropolitan Area Subtotal / Weighted Average					2,114	95.0%	92.6%	91.8%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	90.4%	85.7%	82.7%
US Bancorp Center	Minneapolis	MN	100.0%	2000	934	92.7%	92.0%	91.1%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	97.9%	97.9%	97.9%
Metropolitan Area Subtotal / Weighted Average					1,619	93.8%	92.5%	91.4%
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	100.0%	99.0%	86.1%
60 Broad Street	New York	NY	100.0%	1962	1,033	100.0%	100.0%	100.0%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	302	100.0%	92.7%	78.8%
Metropolitan Area Subtotal / Weighted Average					1,769	100.0%	98.6%	94.0%
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	176	100.0%	100.0%	92.0%
500 TownPark	Lake Mary	FL	100.0%	2016	134	79.1%	79.1%	79.1%
SunTrust Center	Orlando	FL	100.0%	1988	644	90.4%	89.1%	87.7%
CNL Center I	Orlando	FL	99.0%	1999	348	96.3%	96.3%	96.3%
CNL Center II	Orlando	FL	99.0%	2006	270	93.0%	93.0%	72.6%
Metropolitan Area Subtotal / Weighted Average					1,572	92.2%	91.7%	86.8%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (3)	2001	269	91.4%	91.4%	79.2%
1225 Eye Street	Washington	DC	49.5% (3)	1986	225	92.9%	90.7%	89.8%
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987 / 2015	261	38.7%	38.7%	13.8%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	70.5%	68.8%	54.0%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	80.5%	80.5%	53.2%
One Independence Square	Washington	DC	100.0%	1991	334	93.7%	77.8%	61.7%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	189	67.7%	67.7%	67.7%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	238	57.1%	57.1%	57.1%
Arlington Gateway	Arlington	VA	100.0%	2005	326	84.0%	84.0%	73.6%
Metropolitan Area Subtotal / Weighted Average					2,980	81.2%	79.1%	68.9%

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)

Other
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	69.8%	69.8%	69.8%
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	100.0%	100.0%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	50.0%	50.0%	20.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	41.7%	41.7%	41.7%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	59.2%	59.2%	59.2%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
1901 Market Street	Philadelphia	PA	100.0%	1987 / 2014	801	100.0%	100.0%	100.0%
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Enclave Place	Houston	TX	100.0%	2015	301	—%	—%	—%
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Subtotal / Weighted Average					3,082	84.7%	84.7%	83.7%

Grand Total					19,450	91.0%	89.8%	84.4%

(1)
This schedule includes information for Piedmont's in-service portfolio of properties only. It excludes information for the Company's equity interest in one property owned through an unconsolidated joint venture. Information on properties excluded from this schedule can be found on page 38.

(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(3)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Company Metrics After Two Independence Square Sale
As of June 30, 2017
($ and square footage in thousands)

The below information presents certain financial information about the Company as of June 30, 2017 on an actual basis and a pro forma basis giving effect to the July 5, 2017 completion of the sale of Two Independence Square in Washington, DC, for $352 million in net proceeds and the use of the net proceeds from that sale to: (1) repay the entire $210 million outstanding balance under the Company’s revolving line of credit, and (2) on August 1, 2017, repay a maturing $140 million mortgage.  The information below has been presented to show the impact of these transactions on certain of the Company’s statistical measures; however, the information below is not intended to present the Company’s operating results on a pro forma basis giving effect to the actions listed above and does not contain all of the information required in connection with pro forma financial statements prepared pursuant to Article 11 of Regulation S-X.

Additional information on the disposition and debt reduction transactions can be found in the Subsequent Events section of Financial Highlights and on page 37.

			As of June 30, 2017
	As of June 30, 2017		with Pro Forma Adjustments for the Sale of Two Independence Square
Two Independence Square Statistical Metrics
Annualized Lease Revenue - Two Independence Square	$29,903		$0
Annualized Lease Revenue - U.S. Government at Two Independence Square	$29,651		$0

Debt Metrics
Total debt / Total gross assets	38.2%		approximately 34%
Average net debt to Core EBITDA (1) (2)	6.0 x		mid 5x's (estimated)
Fixed charge coverage ratio (3)	4.6 x		approximately 5x
Principal amount of debt - fixed rate	$1,681,132	81.6%	$1,541,132	90.1%
Principal amount of debt - floating rate	$380,000	18.4%	$170,000	9.9%
Principal amount of debt - unsecured	$1,730,000	83.9%	$1,520,000	88.8%
Principal amount of debt - secured	$331,132	16.1%	$191,132	11.2%

General Statistical Metrics
Number of consolidated office properties	67		66
Rentable square footage	19,450		18,844
Percent leased	91.0%		90.7%
Percent leased - commenced	89.8%		89.5%
Percent leased - economic	84.4%		83.9%
Weighted average lease term remaining	6.7 years		6.4 years
Geographic Diversification - Washington, D.C. - Percentage of Annualized Lease Revenue	20.1		15.8
Tenant Diversification - U.S. Government - Percentage of Annualized Lease Revenue	8.5		3.6
Industry Diversification - Governmental Entity - Percentage of Annualized Lease Revenue	14.7		10.1

(1)
Average net debt as of June 30, 2017 on a pro forma basis is calculated as the Company’s average net debt for the quarter ended June 30, 2017 (i) reduced by $210 million for the repayment of the outstanding balance under the Company's unsecured revolving line of credit, and (ii) reduced further for the repayment of the maturing $140 million mortgage.

(2)
Core EBITDA as of June 30, 2017 on a pro forma basis is calculated as Core EBITDA for the quarter ended June 30, 2017, adjusted to remove the contribution from Two Independence Square. The resultant figure is then annualized for the purposes of this calculation.

(3)
Fixed charges as of June 30, 2017 on a pro forma basis are calculated as the Company’s fixed charges for the quarter ended June 30, 2017, adjusted to remove interest expense associated with the Company's unsecured revolving line of credit and the $140 million, 5.76% fixed-rate mortgage.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2017 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and / or socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we operate, particularly in Washington, D.C., the New York metropolitan area, and Chicago where we have high concentrations of office properties; the illiquidity of real estate investments, including the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with the acquisition of properties, many of which risks and uncertainties may not be known at the time of acquisition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties or future cybersecurity attacks against us or any of our tenants; additional risks and costs associated with directly managing properties occupied by government tenants; the effect on us of adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; any change in the financial condition of any of our large lead tenants; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986; the future effectiveness of our internal controls and procedures; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.